EXHIBIT 2.3

Statement of Conversion, as Corrected by Statement of Correction filed on July 31, 2024 to delay Effective Time

Statement of Conversion Converting a Domestic Entity into a Foreign Entity filed pursuant to § 7-90-201.7 (1) and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1.
For the converting entity, its ID number, entity name, form of entity, jurisdiction under the law of which it is formed, and principal office address are

ID number 19871125184

(Colorado Secretary of State ID number)

Entity name Form of entity Jurisdiction Principal office street address	SCOTT'S LIQUID GOLD-INC.
Corporation
Colorado
720 S. Colorado Blvd., PH N
(Street number and name)

Denver CO 80246

(City) (State) (ZIP/Postal Code)

United States

(Province — f applicable) (Country)

Principal office mailing address

(leave blank if same as street address) (Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

(Province — if applicable) (Country)

2.
For the resulting entity, its true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

True name Horizon Kinetics Holding Corporation

Form of entity Foreign Corporation

Jurisdiction Delaware

Street address 470 Park Avenue South

(Street number and name)

New York		NY 10016 (State) (ZIP/Postal Code)
(City)

(Province — f applicable) (Country)

Mailing address

(leave blank if same as street address) (Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

(Province — if applicable) (Country)

3. The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4. (Mark the applicable box and complete the statement. Caution: Mark only one box)

☒ The resulting foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

or

The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent's name and address are

Name (if an individual) or (if an entity)
(Last) (First) (Middle) (Suffix)

(Caution: Do not provide both an individual and an entity name.)

Street address

(Street number and name)

CO (State)
(City)		(ZIP Code)

Mailing address

(leave blank, if same as street address) (Street number and name or Post Office Box information)

CO (State)
(City)		(ZIP Code)
5. (If applicable, adopt the following statement by marking the box and include an attachment.) ☐ This document contains additional information as provided by law.

6. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are 08/01/2024 9:05 PM

(mm/dd/yyyy hour: minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7. The true name and mailing address of the individual causing this document to be delivered for filing are

Arndt David M.

(Last) (First) (Middle) (Suffix)

720 S. Colorado Blvd., PH N

(Street number and name or Post Office Box information)

Denver CO 80246

(City) (State) (ZIP/Postal Code)

(Province — if applicable) (Country)

(I applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

19909710v1This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).